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                                                                  EXHIBIT 99.B20


                             GODFREY & KAHN, S.C.
                               ATTORNEYS AT LAW
                            780 North Water Street
                         Milwaukee, Wisconsin  53202
                 Phone:  (414) 273-3500  Fax:  (414) 273-5198


                              December 23, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

        Re:  Strong Conservative Equity Funds, Inc.
             --------------------------------------
Gentlemen:

        We represent Strong Conservative Equity Funds, Inc. (the "Company"), in connection with its filing of Post-Effective Amendment No. 15 (the "Post-Effective Amendment") to the Company's Registration Statement (Registration Nos. 33-61358; 811-7656) on Form N-1A under the Securities Act of 1933 (the "Securities Act") and the Investment Company Act of 1940. The Post-Effective Amendment is being filed pursuant to Rule 485(b) under the Securities Act.

        We have reviewed the Post-Effective Amendment and, in accordance with Rule 485(b)(4) under the Securities Act, hereby represent that the Post-Effective Amendment does not contain disclosures which would render it ineligible to become effective pursuant to Rule 485(b).

                                                Very truly yours,

                                                GODFREY & KAHN, S.C.

                                                /s/ Pamela M. Krill

                                                Pamela M. Krill